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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT


  Name of Subsidiary                                     State of Incorporation
  ------------------                                     ----------------------
Acumed Pharmaceuticals, Inc. ..........................        Delaware
Ara Pharmaceuticals, Inc. .............................        Delaware
Boston Life Sciences International, Inc. ..............        Delaware
Coda Pharmaceuticals, Inc. ............................        Delaware
Neurobiologics, Inc. ..................................        Delaware
ProCell Pharmaceuticals, Inc. .........................        Delaware